EXHIBIT 99.1
Sila Realty Trust, Inc.
Fourth Quarter and Year Ended 2022 Results
TAMPA, FL (March 16, 2023) - Sila Realty Trust, Inc. today announced operating results for the fourth quarter and year ended December 31, 2022.
Highlights of the Quarter Ended December 31, 2022 vs. December 31, 2021
•Rental revenue was $43.9 million, an increase of 1%.
•Net (loss) income attributable to common stockholders was $(34.8) million, a decrease of 388%.
•Funds from operations, or FFO*, was $28.0 million, a decrease of 4%.
•Core funds from operations, or Core FFO*, was $30.7 million, an increase of 4%.
•Adjusted funds from operations, or AFFO*, was $31.0 million, an increase of 12%.
•Same store cash net operating income, or same store cash NOI*, was $38.1 million, an increase of 2%.
Highlights of the Year Ended December 31, 2022 vs. December 31, 2021
•Rental revenue was $180.0 million, an increase of 4%.
•Net (loss) income attributable to common stockholders was $(8.0) million, a decrease of 102%.
•FFO* was $116.1 million, a decrease of 0.4%.
•Core FFO* was $123.8 million, a decrease of 15%.
•AFFO* was $121.5 million, a decrease of 10%.
•Same store cash NOI* was $149.5 million, an increase of 3%.
“We are proud to highlight that 2022 was a year marked by Company accomplishments led by enhanced corporate board governance, rigorous balance sheet management, and meaningful, strategic portfolio growth,” stated Michael Seton, the Company’s President and Chief Executive Officer. “Though 2022 proved to be a year of uncertainties in respect of the overall economic landscape, evidenced by continued inflationary pressures, rising interest rates, geo-political uncertainties and broad labor shortages affecting many industries, we were pleased to have the opportunity to add to our institutional quality portfolio of healthcare properties through skillful and thoughtful investing. Our quarter over quarter and year over year same store cash NOI growth demonstrates the durability and increasing nature of our property income streams. The year over year decreases in FFO, Core FFO and AFFO are the result of the Company’s ownership of a smaller portfolio of properties after selling the data center portfolio in 2021.
"As we have begun 2023, we will continue to monitor the rapidly evolving macroeconomic landscape while strategically seeking out high quality and accretive assets that fit within our stringent underwriting and capital allocation strategy. The Company’s balance sheet remains strong with substantial available liquidity, and a conservative leverage and dividend pay-out profile. Our desire to pursue a public listing on a national exchange in the future remains squarely in our focus, conditioned upon financial market opportunity.”
* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and reconciliations to the most directly comparable GAAP measure.
Investing and Leasing
During the year ended December 31, 2022, the Company purchased seven real estate properties in five separate transactions for $157.2 million. As of December 31, 2022, the Company's properties had a weighted average leased rate of 99.5%, weighted average remaining lease term of 9.3 years, and a weighted average rent escalation rate of 2.2%.
Debt and Capital
As of December 31, 2022, the Company had total principal debt outstanding of $583.0 million under the Company's credit facility, with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to adjusted fair value of real estate plus the total aggregate cost of properties acquired after the net asset value date of June 30, 2022, of 23.7%.
As of December 31, 2022, the Company’s outstanding debt was comprised of approximately 83% fixed rate debt through the use of interest rate swaps and approximately 17% variable rate debt with a weighted average interest rate for total debt of 3.4%. Subsequent to December 31, 2022, the Company entered into a new interest rate swap to fix an additional $40.0 million of its variable rate debt. As of March 16, 2023, the Company's outstanding debt was comprised of approximately 91% fixed rate debt through the use of interest rate swaps and approximately 9% variable rate debt.
As of December 31, 2022, the Company had liquidity of approximately $504.9 million, consisting of $12.9 million in cash and cash equivalents and $492.0 million in borrowing base availability under its credit facility.
The Company declared distributions per share of common stock in the amount of $0.40 for the year ended December 31, 2022. The Company's dividend payout to AFFO ratio was 74.2% for the year ended December 31, 2022.
Governance
During the year, Ms. Z. Jamie Behar and Ms. Verett Mims joined the Company's board of directors (the "Board"), replacing two prior board members. Ms. Behar and Ms. Mims bring significant relevant business experience to the Board and add to the diverse perspectives we seek for the Company.

About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-listed real estate investment trust headquartered in Tampa, Florida, that invests in high quality healthcare properties leased to tenants capitalizing on critical and structural economic growth drivers. The Company is primarily focused on investing in and managing strategic healthcare assets across the continuum of care, with an emphasis on lower cost patient settings, which generate predictable, durable and growing income streams. As of December 31, 2022, the Company owned 132 operating healthcare properties and two undeveloped land parcels located in 58 markets across the United States.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached to the Current Report on Form 8-K filed on March 16, 2023.
Non-GAAP Financial Measures
This press release includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.
These non-GAAP financial measures should not be considered as alternatives to net (loss) income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flow from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.
Forward-Looking Statements
Certain statements contained herein, including those regarding the Company seeking out high quality and accretive assets that fit within its underwriting and capital allocation strategy, the Company's available liquidity and conservative leverage and dividend pay-out profile, and the Company's desire to pursue a public listing on a national exchange, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results, strategic acquisitions and growth opportunities, and future distributions. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include the risk that the expected benefits for the Company’s pure-play healthcare REIT strategy are not achieved, and other factors, including those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2022 Annual Report on Form 10-K with the SEC a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations:

IR@silarealtytrust.com
Miles Callahan, Senior Vice President of Capital Markets and Investor Relations

Consolidated Balance Sheets (amounts in thousands, except share data)

	December 31, 2022	December 31, 2021
ASSETS
Real estate:
Land	$163,419	$163,992
Buildings and improvements, less accumulated depreciation of $209,118 and $165,784, respectively	1,716,663	1,648,685
Construction in progress	—	14,628
Total real estate, net	1,880,082	1,827,305
Cash and cash equivalents	12,917	32,359
Acquired intangible assets, less accumulated amortization of $90,239 and $71,067, respectively	167,483	181,639
Goodwill	21,710	23,284
Right-of-use assets	37,443	24,033
Other assets	100,167	66,365
Assets held for sale	—	22,570
Total assets	$2,219,802	$2,177,555
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $2,412 and $3,226, respectively	580,588	496,774
Accounts payable and other liabilities	30,619	39,597
Acquired intangible liabilities, less accumulated amortization of $5,923 and $4,444, respectively	11,946	12,962
Lease liabilities	41,554	26,394
Liabilities held for sale	—	698
Total liabilities	664,707	576,425
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 241,425,332 and 238,226,119 shares issued, respectively; 226,255,969 and 224,179,939 shares outstanding, respectively	2,263	2,242
Additional paid-in capital	2,024,176	2,004,404
Distributions in excess of accumulated earnings	(499,334)	(400,669)
Accumulated other comprehensive income (loss)	27,990	(4,847)
Total stockholders’ equity	1,555,095	1,601,130
Total liabilities and stockholders’ equity	$2,219,802	$2,177,555

Consolidated Quarterly (Unaudited) and Annual Statements of Comprehensive (Loss) Income (amounts in thousands, except share data and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Rental revenue	$43,905	$43,606	$179,986	$172,838
Expenses:
Rental expenses	4,731	4,463	17,950	17,712
General and administrative expenses	5,313	5,514	22,079	21,388
Depreciation and amortization	22,756	17,161	77,199	70,259
Impairment losses	40,037	—	47,424	27,837
Total expenses	72,837	27,138	164,652	137,196
Gain on real estate disposition	—	89	460	89
Interest and other expense, net	5,830	4,480	23,772	34,515
(Loss) income from continuing operations	(34,762)	12,077	(7,978)	1,216
Income from discontinued operations	—	—	—	401,444
Net (loss) income attributable to common stockholders	$(34,762)	$12,077	$(7,978)	$402,660
Other comprehensive (loss) income - unrealized (loss) gain on interest rate swaps, net	(1,620)	5,789	32,837	15,597
Comprehensive (loss) income attributable to common stockholders	$(36,382)	$17,866	$24,859	$418,257
Weighted average number of common shares outstanding:
Basic	226,112,737	224,054,323	225,320,043	223,325,293
Diluted	226,112,737	225,031,906	225,320,043	224,293,339
Net (loss) income per common share attributable to common stockholders:
Basic:
Continuing operations	$(0.15)	$0.05	$(0.03)	$—
Discontinued operations	—	—	—	1.80
Net (loss) income attributable to common stockholders	$(0.15)	$0.05	$(0.03)	$1.80
Diluted:
Continuing operations	$(0.15)	$0.05	$(0.03)	$—
Discontinued operations	—	—	—	1.79
Net (loss) income attributable to common stockholders	$(0.15)	$0.05	$(0.03)	$1.79
Distributions declared per common share	$0.10	$0.10	$0.40	$2.19

Non-GAAP Financial Measures Reconciliation
A description of FFO, Core FFO and AFFO, and reconciliations of these non-GAAP measures to net (loss) income, the most directly comparable GAAP measure, and a description of same store cash NOI and reconciliation of this non-GAAP measure to rental revenue, the most directly comparable GAAP measure, are provided below.
Reconciliation of Net (Loss) Income to Funds From Operations (FFO) (amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net (loss) income attributable to common stockholders	$(34,762)	$12,077	$(7,978)	$402,660
Adjustments:
Depreciation and amortization	22,730	17,156	77,099	81,999
Gain on real estate disposition from continuing operations	—	(89)	(460)	(89)
Gain on real estate dispositions from discontinued operations	—	—	—	(395,801)
Impairment losses	40,037	—	47,424	27,837
FFO	$28,005	$29,144	$116,085	$116,606
Adjustments:
Severance arrangements	—	24	889	56
Write off of straight-line rent related to prior periods	2,434	—	2,434	70
Amortization of above (below) market lease intangibles, including ground leases	282	265	1,044	(434)
Loss on extinguishment of debt	—	—	3,367	28,751
Core FFO	$30,721	$29,433	$123,819	$145,049
Adjustments:
Deferred rent	738	—	1,535	—
Straight-line rental income	(2,042)	(3,052)	(9,695)	(15,665)
Amortization of discount of deferred liability	—	—	—	272
Amortization of deferred financing costs	412	664	1,679	3,425
Stock-based compensation	1,146	623	4,180	2,379
AFFO	$30,975	$27,668	$121,518	$135,460
Funds From Operations (FFO)
FFO is calculated consistent with NAREIT's definition, as net (loss) income (calculated in accordance with GAAP), excluding gains (or losses) from sales of real estate assets and impairments of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.
Core FFO
Core FFO is a supplemental financial performance measure the Company believes provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of items that are not expected to impact its operating performance on an ongoing basis or effect comparability to prior periods. These include severance arrangements, write offs of previously recorded straight line rents, amortization of above- and below-market leases (including ground leases) and loss on extinguishment of debt. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs.

AFFO
AFFO is a supplemental financial performance measure the Company believes provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items included in the determination of GAAP net income: deferred rent, current period straight-line rent, discount amortization related to the deferred liability in connection with the internalization transaction, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net (loss) income or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered as a more relevant measure of operating performance and considered more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO.
Reconciliation of Net (Loss) Income to Same Store Cash Net Operating Income (Same Store Cash NOI) (amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Rental revenue	$43,905	$43,606	$179,986	$172,838
Rental expenses	(4,731)	(4,463)	(17,950)	(17,712)
Net operating income	39,174	39,143	162,036	155,126
Adjustments:
Straight-line rental income, net of write-offs	392	(3,052)	(7,261)	(13,156)
Amortization of above (below) market lease intangibles, including ground leases	282	265	1,044	1,108
Intercompany property management fee	1,268	1,271	5,220	5,007
Deferred rent	738	—	1,535	—
Cash NOI	41,854	37,627	162,574	148,085
Non-same store cash NOI	(3,793)	(290)	(13,036)	(3,559)
Same store cash NOI	38,061	37,337	149,538	144,526
General and administrative expenses	(5,313)	(5,514)	(22,079)	(21,388)
Depreciation and amortization	(22,756)	(17,161)	(77,199)	(70,259)
Impairment losses	(40,037)	—	(47,424)	(27,837)
Gain on real estate disposition	—	89	460	89
Interest and other expense, net	(5,830)	(4,480)	(23,772)	(34,515)
Income from discontinued operations	—	—		401,444
Straight-line rental income, net of write-offs	(392)	3,052	7,261	13,156
Amortization of above (below) market lease intangibles, including ground leases	(282)	(265)	(1,044)	(1,108)
Intercompany property management fee	(1,268)	(1,271)	(5,220)	(5,007)
Deferred rent	(738)	—	(1,535)	—
Non-same store cash NOI	3,793	290	13,036	3,559
Net (loss) income attributable to common stockholders	$(34,762)	$12,077	$(7,978)	$402,660

NOI
The Company defines net operating income, or NOI, as total revenues, less property-level operating expenses on an accrual basis.
Same Store Properties
In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net (loss) income. The number of same store properties was 120 for the quarter ended December 31, 2022 and 2021, and was 118 for the year ended December 31, 2022 and 2021.
Cash NOI
The Company defines Cash NOI as NOI for its properties, excluding the impact of GAAP adjustments to rental revenue and rental expense, consisting of straight-line rental income, net of write-offs, amortization of lease related intangibles and ground leases, and intercompany property management fees, then including deferred rent received in cash.